UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2007

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 18, 2007, OccuLogix, Inc. (the “Company”) received a letter from The Nasdaq Stock Market indicating that, for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(e)(5) (the “Minimum Bid Price Rule”).  Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until March 17, 2008, to regain compliance.  The Nasdaq letter states that, if, at any time before March 17, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that it has achieved compliance with the Minimum Bid Price Rule.

The Nasdaq letter also states that, if the Company does not regain compliance with the Minimum Bid Price Rule by March 17, 2008, Nasdaq staff will provide written notification that the Company’s securities will be delisted.  At that time, the Nasdaq Marketplace Rules would permit the Company to appeal the Nasdaq staff’s determination to delist its securities to a Nasdaq Listing Qualifications Panel.  The Nasdaq Marketplace Rules would also permit the Company to make an application to transfer its securities to The Nasdaq Capital Market if the Company’s securities satisfy the requirements for initial inclusion set forth in Marketplace Rule 4310(c), other than the minimum bid price requirement of Marketplace Rule 4310(c)(4).  If such an application is approved, the Nasdaq Marketplace Rules would afford the Company an additional 180 calendar days to comply with the Minimum Bid Price Rule while on The Nasdaq Capital Market.

The Nasdaq letter of September 18, 2007 has no effect on the listing of the Company’s common stock at this time.

On September 19, 2007, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release of OccuLogix, Inc. dated September 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: September 19, 2007	By:	/s/Suh Kim
Suh Kim General Counsel